1 November 1, 2021 MATERION COMPLETES ACQUISITION OF H.C. STARCK’S ELECTRONIC MATERIALS PORTFOLIO CREATING A GLOBAL LEADER IN PREMIUM THIN FILM MATERIALS FOR THE SEMICONDUCTOR MARKET MAYFIELD HEIGHTS, Ohio – November 1, 2021 - Materion Corporation (NYSE: MTRN), a world leader in high performing advanced materials, announced today that it has completed its previously announced acquisition of H.C. Starck Solutions’ industry-leading electronic materials business, located in Newton, Massachusetts (HCS-Electronic Materials). HCS-Electronic Materials utilizes proprietary technology and extensive material science know-how to deliver tantalum- and niobium-based premium products and services for the semiconductor, industrial, and aerospace & defense markets. Building on Materion’s existing portfolio of electronic materials and premium thin film target solutions, the acquisition significantly enhances the company’s position as a leading global supplier to the high-growth semiconductor industry. “HCS-Electronic Materials is a highly strategic and transformative addition that significantly extends our global reach and expands our position with leading semiconductor chip manufacturers, as well as top industrial and aerospace and defense customers,” Materion President and CEO Jugal Vijayvargiya said. “This acquisition is expected to provide compelling growth opportunities while accelerating our transformation into a leading provider of advanced materials solutions to global, high-tech markets. We are excited about the opportunities ahead and we welcome the highly-skilled team members of HCS- Electronics Materials to the Materion family.” HCS-Electronic Materials is expected to generate revenues of approximately $145 million and adjusted EBITDA of approximately $29 million in 2021. On an annual basis, this would add 19% to Materion’s Value-Added Sales and adjusted EBITDA of approximately $29 million, which would represent an adjusted EBITDA margin of approximately 20%. The acquisition is expected to be immediately accretive to adjusted EBITDA margin and adjusted EPS. On the closing date, Materion acquired HCS-Electronic Materials by way of a stock purchase for an aggregate purchase price of $380 million in cash, on a cash-free, debt-free basis. The purchase price is subject to certain customary purchase price adjustments for working capital and other transaction-related items. More information about the acquisition and its impact on Materion’s strategic transformation can be found on our website at (HCS Acquisition Details). About Materion Materion Corporation is headquartered in Mayfield Heights, Ohio. Materion, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems. Exhibit 99.1

2 FORWARD-LOOKING STATEMENTS Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: our ability to achieve the strategic and other objectives related to the acquisition of HCS-Electronic Materials, including any expected synergies; our ability to successfully integrate the HCS-Electronic Materials business and other such acquisitions and achieve the expected results of the acquisition, the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including the impact of tariffs and trade agreements; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Materion’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events; and the risk factors set forth in Part 1, Item 1A of our 2020 Annual Report on Form 10-K. Materion Corporation is headquartered in Mayfield Heights, Ohio. Materion, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems. Investor Contact: Media Contact: John Zaranec Shannon Bennett (216) 383-4010 (216) 383-4094 john.zaranec@materion.com shannon.bennett@materion.com